Acquisition of Emerald Publishing Supplemental Investor Presentation JUNE 2, 2026

SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward- looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP FINANCIAL MEASURES Wiley provides non-GAAP financial measures and performance results such as: ▪ Adjusted Revenue ▪ Adjusted Earnings Per Share (“Adjusted EPS”); ▪ Free Cash Flow; ▪ Adjusted Operating Income and margin; ▪ Adjusted Income Before Taxes ▪ Adjusted Income Tax Provision ▪ Adjusted Effective Tax Rate ▪ EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA and margin; and ▪ Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook, pro forma results or other projections for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results, pro forma results or other projections computed in accordance with U.S. GAAP. 2PROPRIETARY & CONFIDENTIAL |

fuels REINFORCING GROWTH ENGINES Research Foundational growth engine Leveraging our scale, long-standing moat, and relationships to publish the world's leading academic research Content and Data Rich, curated datasets from world- class research across scientific, technical, and medical disciplines accelerates feeds ▪ Publishing feeds content and data ▪ Data fuels AI and analytics ▪ AI and data analytics powers intelligence ▪ Intelligence accelerates publishing Wiley Research and AI Growth Flywheel AI Intelligence Strengthens publishing and accelerates volume, insights, workflows, and discovery powers AI and Data Analytics Emerging growth engine Leveraging our trusted content, data, and intelligence to transform corporate R&D and innovation

Research Publishing in the AI Knowledge Economy

Durable growth across economic cycles and through continuous technological and societal change

- Peer-review publishers set the global standard for scientific excellence, with longstanding journal brands and peer review networks forming an enduring moat
- Peer-reviewed research is must-have content for institutions and, increasingly, corporations — and essential for researcher career advancement and funding ROI
- Demand is rising for verified research content underpinning high-value scientific, financial, legal, and policy workflows
- Research output keeps growing with global R&D spend and is set to accelerate with AI, which depends on recent, always evolving knowledge.
- IP fuels agentic AI; published research is fully protected under IP copyright law

Top 3	Leader	~2,500	10,000+	600+
Wiley Market Position	Key Categories*	Journals	Institutions	Society Partners

WILEY

Healthcare and Life Sciences, Chemistry, Materials Science, Engineering, Food and Agriculture Science, and now Economics, Business, and Finance

Research Publishing: Scale and Depth Advantages The structural advantages of Research accrue disproportionately to top publishers with scale, breadth, and the ability to invest in evolving infrastructure • Scale and portfolio breadth drive institutional stickiness. Larger, higher-quality journal portfolios command stronger renewal terms and more resilient recurring revenue. • Scale underwrites competitive capabilities. The technology, editorial, and go-to-market investment needed for AI-driven discovery is only sustainable at scale, creating a barrier for smaller players. • Data assets compound with scale. Research content, citation networks, and author relationships are only meaningful in aggregate and accrue to publishers with portfolio breadth and depth. • AI amplifies scale advantages. Publishers with larger repositories and AI-native workflows are best positioned to capture value in research discovery, dissemination, and intelligence. Wiley is built for this moment. Our scale, portfolio depth, and data assets are precisely the advantages that matter most

Emerald Transaction Rationale

Expands Research scale and deepens proprietary content across the AI-driven knowledge economy emerald PUBLISHING

HIGHLIGHTS

Acquired Emerald for £337M, or $452M

Valued at single-digit EBITDA multiple on a synergized basis (7x Adjusted EBITDA)

Expected to be accretive to Adjusted EPS in Year 1 and Free Cash Flow in Year 2

Expected to achieve ROIC above our weighted average cost of capital by Year 2

STRATEGIC RATIONALE

1. Strengthens scale advantage and deepens proprietary content in Research Publishing, establishing or expanding leadership in social sciences, specifically Economics, Business, Finance, and Engineering
2. Extends our value in AI and data analytics through proprietary content and data fueling AI-driven intelligence and accelerated publishing
3. Delivers high-margin, highly recurring revenue stream with strong cash flow characteristics
4. Compelling value creation including ~$30M of run rate cost synergies and revenue growth opportunities from US whitespace opportunity, cross-selling, and AI licensing

WILEY

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Emerald at a Glance

$85M*	**37-38%***	**92%**	**99.6%**
FY26P Revenue	FY26P Adj. EBITDA Margin	Recurring Revenue	Customer Retention

- **Founded in 1967**; based in UK with 350 employees
- **Leading independent research publisher in social sciences** addressing key societal challenges - economics, business, finance, and engineering
- Decades of **specialized content** with **strong recurring revenue mix**
- Broad and loyal customer base in **growing and durable markets**
- **Diversified global business**, with 85% of revenue generated outside North America; largest markets include Asia (~33%) and Europe (~27%)
- **Performance-driven culture** recognized for integrity and quality

Robust Proprietary Content

485 Journals	**8,000** Books
3,000 Cases	**500,000** Backfile Assets
28% Submissions Growth	**90%** Digital % of Revenue

*Projected for Emerald's fiscal year 2026 ending December; before synergies. Wiley anticipates ~$30M of run rate synergies, resulting in a valuation of approximately 7x synergistic Adjusted EBITDA

WILEY
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Wiley Value Drivers Emerald Accelerators Accelerate Research Core Growth ✓ Strategically expands Wiley’s portfolio to ~2,500 journals with leading positions across all key publishing areas ✓ Complementary journal portfolio growing revenue at mid-single digits worldwide ✓ Further strengthens our scale and moat for continued market share gains and compounding revenue growth Scale AI and Data Analytics ✓ Expands Wiley’s content and data advantage in social sciences, notably business, finance, and economics, on top of our strong position in life sciences, physical sciences, and engineering Drive Multi-Year Margin Expansion ✓ Substantially accretive to Wiley’s overall margin and Research Publishing margin ✓ Significant cost synergies expected ✓ Adds highly recurring revenue stream with strong customer loyalty Drive a Disciplined Portfolio and Capital Allocation ✓ Strengthens high value in-demand portfolio and financial profile; expected to achieve ROIC above weighted average cost of capital by Year 2 ✓ FCF accretive in Year 2 of integration Emerald Accelerates All of Wiley’s Value Drivers 8

AI and Data Analytics: Extending Our Value and Reach Emerald’s portfolio strengthens Wiley’s AI leadership and opens new opportunities for Wiley AI ML NLP extract enrich link Emerald sources Omni-source data science Journals Books Datasets Proceedings Articles Figures Decision-ready insights Banking: advanced risk management and governance Financial Services: economic scenario modeling and stress-testing Industrial Manufacturing: engineering reliability and simulation analysis in Food and Agriculture: enhanced food safety and supply-chain intelligence Multiple Industry Verticals: expand the Wiley research intelligence platform by incorporating content and data in Finance, Food and Ag, and Engineering synthesize

Balance Street Strength Pro Forma Leverage Ratio 1.8X 2.1X 2.5X 1.5X Q4 2025 Pro Forma Leverage Ratio at June 1 Close Q4 2026 Projected* 1.4X Net Debt to Adjusted EBITDA *Wiley reports in mid-June for the period ending April 30 LT Target Range Comfortable leverage preserves capacity to invest and return cash to shareholders

Transaction Summary & Synergy Bridge Transaction Summary Synergy Highlights Purchase Price £337M, or $452M Valuation Multiple ~7x Adj. EBITDA including expected cost synergies Structure All cash, no equity or earnouts Financing Revolving credit facility; $300M accordion feature exercised for total borrowing capacity of $1.6B Advisors Centerview Partners (Wiley), Evercore (Emerald) • Anticipated run rate cost synergies: ~$30M through the integration of Emerald journals into Wiley’s online platform and publishing operations, as well as the elimination of duplicative costs • Phasing: Meaningful savings impact in Year 2 and Year 3; full realization by Year 3 • One-time integration costs to achieve synergies: $18M in total, with $9M in Year 1 and $9M in Year 2 • Adjusted EBITDA margin of Emerald post- synergies is >60% • Revenue synergies: Overlapping customers with expansion potential; whitespace opportunity in US, cross-selling, and AI licensing opportunities

Emerald Key Takeaways 12 1 Strengthens our scale and portfolio depth in Research 2 Expands and deepens our proprietary content position for AI and data analytics 4 Expected to deliver strong financial benefits with high margin, highly recurring revenue stream3 Compelling value creation with post-synergy EBITDA margins above 60%, strong cash flow characteristics, and incremental revenue opportunities from US expansion, cross selling, and licensing 5 Leverage remains comfortably in the 1.5–2.5x target range, maintaining strong capacity and flexibility for continued investment and returning cash to shareholders

Q4 earnings call scheduled for June 16, 2026 For more information: investors.wiley.com